SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                 1934

Date of Report (Date of earliest event reported)  August 14,1996
                                                  ---------------
                    Payco American Corporation
- -----------------------------------------------------------------
   (Exact name of registrant as specified in its charter)

    Wisconsin                  0-5589             39-1133219
- -----------------------------------------------------------------
(State or other jurisdiction  (Commission     (IRS Employer
 of incorporation)            File Number)    Identification No.)

      180 N. Executive Dr.  Brookfield, Wisconsin      53005
- -----------------------------------------------------------------
   (Address of principal executive officers)          (Zip Code)

Registrant's telephone number, including area code  414-784-9035
                                                   -------------
                              None
- -----------------------------------------------------------------
   (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

On August 14, 1996, the Registrant announced that it entered into a definitive merger agreement pursuant to which it would become a wholly owned subsidiary of OSI Holdings Corp. ("OSI"), a privately held Delaware corporation. The structure of the transaction would be a merger of a wholly owned subsidiary of OSI named Boxer Acquisition Corp., a Delaware corporation, with and into the Registrant. Upon the consummation of the merger, each share of common stock of the Registrant would be converted into the right to receive a cash payment, without interest, of $14.00 per share.
The merger is subject to the approval of the holders of a majority of the Registrant's issued and outstanding shares and is subject to certain other contingencies and may be terminated under various conditions. Certain persons, primarily executive officers of the Registrant, who own an aggregate of approximately 20% of the Registrant's issued and outstanding shares, have entered into agreements obligating them to vote in favor of the proposed merger when it is presented to the Registrant's shareholders for a vote. Registrant anticipates that the special meeting of its shareholders to vote on the merger agreement and the merger will be held toward the latter part of October 1996 and that, if approved, the merger will be consummated as soon thereafter as practicable.

OSI Holdings Corp. is based in Atlanta, Georgia and was formed in September 1995 by McCown De Leeuw & Co. to acquire leaders in various accounts receivable management businesses, including contingent fee collection services, debt portfolio purchasing, billing, teleservicing and complete functional outsourcing. OSI currently has three separate operating companies, Account Portfolios, Inc., A.M. Miller & Associates and Continental Credit Services.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

        (c)Exhibits

Exhibit 99.1- Agreement and Plan of Merger dated as of August 13, 1996 among OSI Holdings Corp., Boxer Acquisition Corp. and Payco American Corporation.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PAYCO AMERICAN CORPORATION
                               --------------------------
                                      (Registrant)

 Date:  August 19, 1996        NEAL R. SPARBY
        ---------------        --------------------
                               Neal R. Sparby, President
                                & Chief Executive Officer

                            EXHIBIT E99.1

                     AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of August 13, 1996 (this "Agreement"), by and among OSI HOLDINGS CORP., a Delaware corporation ("Parent"), BOXER ACQUISITION CORP., a Delaware corporation ("Purchaser"), and PAYCO AMERICAN CORPORATION, a Wisconsin corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved the acquisition of the Company by Parent and Purchaser;

          WHEREAS, to complete such acquisition, the respective Boards of Directors of Parent, Purchaser and the Company have approved the merger of Purchaser with and into the Company (the "Merger"), pursuant to and subject to the terms and conditions of this Agreement;

          WHEREAS, the Board of Directors of the Company and the Special Committee of the Board of Directors of the Company (the "Special Committee") has each determined that the Merger is fair to, and in the best interests of, the stockholders of the Company;

          WHEREAS, simultaneously with the execution of this Agreement, Purchaser has entered into an agreement with certain stockholders of the Company pursuant to which such stockholders agree, subject to certain conditions, to vote the shares of the Common Stock of the Company owned by them in favor of the Merger; and

          WHEREAS, simultaneously with the execution of this Agreement, and as required by the Purchaser, the Company has entered into a covenant not to compete agreement and consulting agreement with Dennis G. Punches, covenant not to compete agreements and employment agreements with eight other executive officers of the Company and a covenant not to compete agreement with Joseph T. Treleven, all of which agreements shall be effective only upon the consummation of the Merger.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

     ARTICLE I

                  THE MERGER AND RELATED MATTERS

          1.01  The Merger.
                ----------
          (a) Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 1.10 hereof), articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by the Company in accordance with the Wisconsin Business Corporation Law (the "WBCL") and a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Purchaser and the Company in accordance with the Delaware General Corporation Law (the "DGCL") and shall be filed on the Closing Date (as defined in Section 1.10 hereof). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Wisconsin and the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with applicable law. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

          (b) At the Effective Time, Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Wisconsin under the name of "Payco American Corporation" (the "Surviving Corporation").

          (c) From and after the Effective Time, the Merger shall have the effects set forth in the WBCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          (d) If Purchaser so elects, the Merger may alternatively be structured with Purchaser as the Surviving Corporation. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election. If Purchaser elects to structure the Merger so that Purchaser rather than the Company is the Surviving Corporation, the inaccuracy of any representation or warranty of the Company which becomes inaccurate solely as a result of Purchaser becoming the Surviving Corporation, rather than the Company, shall not be deemed to be a breach of such representation or warranty.

          1.02  Conversion of Stock.  At the Effective Time:
                -------------------
          (a) Each share of common stock, par value $.10 per share, of the Company (the "Common Stock") then issued and outstanding (other than any shares of Common Stock which are held by any subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Purchaser), all of which shall be cancelled and none of which shall receive any payment with respect thereto) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive an amount in cash, without interest, equal to $14.00 (the "Merger Consideration") payable to the holder thereof less any required withholding taxes; and

          (b) Each share of capital stock of Purchaser then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, become one fully paid and nonassessable share of capital stock of like tenor of the Surviving Corporation.

          1.03  Surrender of Certificates.
                -------------------------
          (a) Prior to the Effective Time, Parent shall designate a bank or trust company located in the United States, reasonably satisfactory to Company, to act as paying agent (the "Paying Agent") for purposes of making the cash payments contemplated hereby. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing shares of Common Stock (other than those which are held by any subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including Purchaser)) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Common Stock (the "Certificates") in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article
I. Upon the surrender for cancellation to the Paying Agent of such Certifi-cates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person (as defined in Section 8.14 hereof) entitled thereto the Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article I. No interest shall be paid or accrued in respect of such cash payments.

          (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I, provided that, the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give Parent a bond in such sum as it may direct or otherwise indemnify Parent in a manner satisfactory to it against any claim that may be made against Parent with respect to the Certificate claimed to have been lost, stolen or destroyed.

          1.04  Payment.
                -------
            Concurrently with or immediately prior to the Effective Time, Parent or Purchaser shall deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock which are held by any sub-sidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including Purchaser)) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Paying Agent as directed by Parent in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poors Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having the highest rating of Moody's Investors Services, Inc. or Standard & Poor's Ratings Group (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 1.02(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as otherwise agreed to by Parent. Promptly following the date which is three months after the Effective Time, the Paying Agent shall pay to Parent all cash, certificates and other instru-ments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation or Parent than may be accorded to general creditors of the Surviving Corporation or Parent under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          1.05  No Further Rights of Transfers.
                ------------------------------
          At and after the Effective Time, each holder of a Certificate shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of a Certificate (other than shares to be cancelled pursuant to Section 1.02(a) hereof), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration, and no transfer of shares of Common Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be cancelled and exchanged for cash as provided in this
Article I. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to Common Stock shall be closed.

          1.06  Stock Option and Other Plans.
                ----------------------------
          (a) Prior to the Effective Time, the Board of Directors of the Company shall adopt amendments to the stock option plans of the Company (the "Stock Plans") to provide that in the event of a merger pursuant to which the stockholders of the Company receive cash for their shares, the holders of outstanding options to purchase Common Stock (the "Options") heretofore granted under the Stock Plans shall be entitled, upon exercise of the Options on or after the effective date of such merger, only to receive the same cash consideration per share with respect to each share subject to such Options as received by the stockholders in connection with such merger, without interest (subject to any applicable withholding taxes, the "Cash Payment"). Except for any benefits due participants under the Company's Common Share Equivalent Plan, any then outstanding stock appreciation rights or limited stock appre-ciation rights shall be cancelled as of immediately prior to the Effective Time without any payment therefor. All vested benefits as of the Effective Time pursuant to the Company's Common Share Equivalent Plan shall be paid in cash at the Effective Time whether or not payment would otherwise then be due. As provided herein, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") shall terminate as of the Effective Time. The Company will use its reasonable best efforts to obtain all necessary consents to ensure that upon the Effective Time, the holders of Options, all of which shall become fully vested as of the Effective Time, shall surrender the same in cancellation and settlement thereof for a cash consideration equal to the Cash Payment, less the exercise price of such related Options.

          (b) All Stock Plans shall terminate as of the Effective Time and the provisions in any other Employee Benefit Plan (as defined in Section 2.11) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its best efforts to ensure that following the Effective Time no holder of an Option or any participant in any Stock Plans shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.

          1.07  Articles of Incorporation of the Surviving Corporation.
                ------------------------------------------------------
          The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

          1.08  By-Laws of the Surviving Corporation.
                ------------------------------------
          The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

          1.09  Directors and Officers of the Surviving Corporation.
                ---------------------------------------------------
          At the Effective Time, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          1.10  Closing.
                -------
          The closing of the Merger (the "Closing") shall take place at the offices of White & Case, 1155 Avenue of the Americas, New York, New York, as soon as practicable after the last of the conditions set forth in Articles V and VI hereof is fulfilled or waived (subject to applicable law) but in no event later than February 12, 1997, or at such other time and place and on such other date as Parent and the Company shall mutually agree (the "Closing Date").


                            ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          2.  Representations and Warranties of the Company.
              ---------------------------------------------
          The Company hereby represents and warrants to Parent and Purchaser as follows:

          2.01  Due Organization, Good Standing and Corporate Power.
                ---------------------------------------------------
          The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so duly qualified would not have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, results of operations or prospects of the Company and its subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          2.02  Authorization and Validity of Agreement.
                ---------------------------------------
          The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to requisite approval by the holders of its Common Stock of this Agreement and the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and the Special Committee and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than the approval of this Agreement and the Merger by the holders of a majority of the shares of Common Stock). This Agreement has been duly executed and delivered by the Company, and assuming the valid authorization, execution and delivery of this Agreement by Parent and Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equi-table principles.

          2.03  Capitalization.
                --------------
          The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.10 par value, and 500,000 shares of preferred stock, no par value (the "Preferred Stock"). As of August 9, 1996, (i) 10,155,085 shares of Common Stock were issued and outstanding, (ii) 610,426 shares of Common Stock were reserved for issuance pursuant to outstanding options granted under the Stock Plans, (iii) no shares of Preferred Stock were issued and outstanding, and (iv) no shares of Common Stock were held in the

Company's treasury. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 2.03 or on Schedule 2.03
                                                        -------------
previously delivered to Parent, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its subsidiaries on any matter.

          2.04  Subsidiaries and Investments.
                ----------------------------
          Set forth on Schedule 2.04 previously delivered to Parent is a list
                       -------------
of each corporation, partnership and other business entity in which the Company owns, directly or indirectly, any equity security or other equity interest and which is controlled, directly or indirectly, by the Company (a "subsidiary"). Except as set forth on Schedule 2.04 each subsidiary is a
                                       -------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth on Schedule 2.04),
                                                               -------------
and has all requisite power to own its property and to carry on its business as now being conducted. Set forth on Schedule 2.04 is a list of jurisdictions
                                      -------------
in which each subsidiary is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by each subsidiary, or the nature of the business conducted by each subsidiary, makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock and other equity interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule 2.04, are
                                                          -------------
owned, of record and beneficially, by the Company or a subsidiary, free and clear of all liens, encumbrances, restrictions and claims of every kind. Except as disclosed on Schedule 2.04, no shares of capital stock and other
                       -------------
equity interests of any subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any subsidiary or pursuant to which any subsidiary is or may become obligated to issue or exchange any shares of capital stock or other equity interests. Neither the Company nor any subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partner-ship, association, trust, joint venture or other entity except as set forth on
Schedule 2.04.
- -------------

          2.05  Consents and Approvals; No Violations.
                -------------------------------------
          Assuming (i) the filings required under the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired, (ii) the filings required to be made with the Securities and Exchange Commission (the

"Commission") in connection or in compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission are made, (iii) such filings are made and approvals received as may be required pursuant to any applicable state securities, "blue sky" or anti-takeover laws, (iv) the filing of the Articles of Merger as required by the WBCL, the filing of the Certificate of Merger as required by the DGCL and the filing of other appropriate merger documents is made, (v) the valid authorization, execution and delivery of this Agreement by Parent and Purchaser and (vi) requisite approval of the Merger by the holders of Common Stock is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Articles of Incorporation or the By-Laws of the Company or any of its subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which it or any of their respective properties or assets may be bound except for in the case of clauses
(3) and (4) above for such filing, permit, consent or approval listed on
Schedule 2.05 to be delivered to Parent within ten days after the date of this
- -------------
Agreement, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances of which, in the aggregate, would not have a Material Adverse Effect.

          2.06  Company Reports and Financial Statements.
                ----------------------------------------
          Since December 31, 1992 the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since December 31, 1992 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes col-lectively referred to as the "Commission Filings"). As of their respective dates, the Commission Filings did not contain any untrue statement of a mate-rial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets as of the end of the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 and the consolidated statements of earnings, consolidated statements of stockholders' equity and consolidated statements of cash flows for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 included in the Commission Filings, were prepared in accor-dance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended. The consolidated balance sheet as of March 31, 1996 and the consolidated statement of earnings, consolidated statement of stockholders' equity and consolidated statement of cash flows for the fiscal quarter then ended included in the Commission Filings were prepared in accordance with generally accepted accounting principles (except as permitted by Regulation S-X adopted by the Commission) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of March 31, 1996 and the results of operations and cash flows for the fiscal quarter then ended.

          2.07  Absence of Certain Changes.
                --------------------------
          Except as previously disclosed in the Commission Filings or in
Schedule 2.07 previously delivered to Parent, since December 31, 1995 (i)
- -------------
there has not been any material adverse change in the business, operations, financial condition or results of operations of the Company and its subsidi-aries taken as a whole; (ii) the businesses of the Company and each of its subsidiaries have been conducted only in the ordinary course; (iii) neither the Company nor any of its subsidiaries has, outside the ordinary course of business, incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement;
(iv) the Company and its subsidiaries have not increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business; (v) neither the Company nor any of its subsidiaries has taken any action referred to in
Section 4.03 hereof except as permitted or required thereby; (vi) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; and (vii) there has been no change by the Company in accounting principles, practices or methods.

          2.08  Title to Properties; Encumbrances.
                ---------------------------------
          Except to the extent that any breach of the representations set forth in this Section could not reasonably be expected to have a Material Adverse Effect: the Company and each of its subsidiaries has good title to (i) all its tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of December 31, 1995 except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of December 31, 1995 which have been sold or otherwise disposed of in the ordinary course of business, and (ii) all the tangible properties and assets purchased by the Company and any of its subsidiaries since December 31, 1995 except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (a) Encumbrances reflected in the consolidated balance sheet as of December 31, 1995, (b) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (c) Encumbrances arising by operation of law and (d) Encumbrances described on Schedule 2.08 previously delivered to Parent
                          -------------
(Encumbrances of the type described in clauses (a), (b), (c) and (d) above are hereinafter sometimes referred to as "Permitted Encumbrances").

          2.09  Compliance with Laws.
                --------------------
          Except as set forth on Schedule 2.09 previously delivered to Parent,
                                 -------------
each of the Company and its subsidiaries is in compliance with all applicable laws, regulations, orders, judgments and decrees (including, without limitation, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent) except for such noncompliances as could not reasonably be likely to have a Material Adverse Effect.

          2.10  Litigation.
                ----------
          Except as disclosed in the Commission Filings or as set forth in
Schedule 2.10 previously delivered to Parent, there is no action, suit,
- -------------
proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or, to the knowledge of the Company, any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, or any of their properties or rights which could materially and adversely affect the right or ability of the Company or any of its subsidiaries to carry on its business as now conducted, which could reasonably be likely to have a Material Adverse Effect or which could reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement, and the Company knows of no valid basis for any such action, proceeding or investigation. Except as set forth in Schedule 2.10, none of the Company or any of its subsidiaries is
         -------------
subject to any judgment, order or decree entered in any lawsuit, proceeding or administrative action in which the Company or any of its subsidiaries is a party which could reasonably be likely to have a Material Adverse Effect. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement.

          2.11  Employee Benefit Plans.
                ----------------------

          (a)     Schedule 2.11 previously delivered to Parent contains an
                  -------------

accurate and complete list of all domestic and foreign (1) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (2) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, leave and supplemental retirement benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); (3) employment, termination, and severance contracts or agreements; and (4) consulting agreements in excess of $60,000 or not terminable by the Company upon less than ninety days' notice; for active, retired or former employees or directors that have been established, maintained or contributed to since January 1, 1993 (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company and/or any of its subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.11, any predecessors to the Company or to any of its subsidiaries and all employers (whether or not incorporated) that are or were by reason of common control treated together with the Company and/or any of its subsidiaries as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code") ("Plans").

          (b) Except to the extent that any breach of the representations set forth in this sentence could not reasonably be expected to have a Material Adverse Effect: (1) each Plan is in compliance with applicable law and has been administered and operated in accordance with its terms; (2) each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (3) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and neither the Company nor any of its subsidiaries has ever contributed to or had any obligation to contribute to (or borne any liability with respect to) any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA); (4) neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code; and (5) no liability, claim, action or litigation, has been made, commenced or is expected or, to the Company's knowledge, threatened with respect to any Plan (other than for benefits payable in the ordinary course).

          (c) The Company has delivered or caused to be delivered to Parent and its counsel true and complete copies of all material documents in connection with each Plan, including, without limitation (where applicable):
(1) all Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Plan not set forth in writing, a written description thereof; (2) all current summary plan descriptions, summaries of material modifications, and material communications; (3) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (4) the most recent Internal Revenue Service determination letter obtained with respect to each Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (5) the most recently filed Internal Revenue Service Form 5500 for each Plan required to file such Form; (6) the most recently prepared financial statements; and (7) all material agreements and contracts relating to each Plan.

          2.12  Taxes.
                -----
          (a)  Tax Returns.  The Company and each of its subsidiaries, has
               -----------
timely filed or caused to be timely filed with the appropriate taxing authorities all Federal and other material returns, statements, forms and reports for Taxes (as hereinafter defined) ("RETURNS") that are required to be filed by, or with respect to, the Company and such subsidiaries. The Returns reflect accurately all material liability for Taxes of the Company and such subsidiaries for the periods covered thereby. "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, in-cluding, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

          (b)     Payment of Taxes.
                  ----------------
          All material Taxes and Tax liabilities of the Company and its subsidiaries have been timely paid or adequately disclosed and fully provided for as a liability on the financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles.

          (c)     Other Tax Matters.
                  -----------------
          (i) Schedule 2.12 previously delivered to Parent sets forth (A) each
              -------------
taxable year or other taxable period of the Company or any of its subsidiaries for which an audit or other examination of Taxes by the appropriate tax authorities of any nation, state or locality is currently in progress (or scheduled to be conducted) together with the names of the respective tax authorities conducting (or scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations, (B) the most recent taxable year or other taxable period for which an audit or other examination relating to Federal income taxes of the Company and its subsidiaries has been finally completed and the disposition of such audit or examination, (C) the taxable years or other taxable periods of the Company or any of its subsidiaries which will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause any such statute of limitations for applicable Taxes to be extended, (D) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of the Company or any of its subsidiaries which have been proposed or assessed by any taxing authority and
(E) a list of all notices received by the Company or any of its subsidiaries from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its subsidiaries, which issue has not been finally determined and which, if determined adversely to the Company or any such subsidiaries, could result in a material Tax liability.

          (ii)  Except as provided on Schedule 2.12, neither the Company nor
                                      -------------
any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any subsidiaries of the Company) provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iii) All material Taxes which the Company or any of its subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (iv) Except as previously disclosed to Parent, the Company is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "CODE").

          (v) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any subsidiary, or any predecessor or affiliate thereof and any other party under which Parent, Purchaser or the Company (or any of its subsidiaries) could be liable for any Taxes or other claims of any party other than the Company or any subsidiary of the Company.

          (vi) No indebtedness of the Company or any of its subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (vii) Neither the Company nor any of its subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries, and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method.

          2.13  Liabilities.
                -----------
          Neither the Company nor any of its subsidiaries has outstanding any material claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the consolidated balance sheet as of December 31, 1995, or referred to in the footnotes thereto, other than liabilities incurred subse-quent to December 31, 1995 in the ordinary course of business. Neither the Company nor any of its subsidiaries is in default in respect of the terms and conditions of any indebtedness or other agreement, except for such defaults which are not likely to result in a Material Adverse Effect.

          2.14  Licenses; Intellectual Property.
                -------------------------------
          The Company and its subsidiaries each possess, or own sufficient legal rights to, all licenses, patents, trade names, trademarks and service marks (each a "License") necessary for the ownership or use of the Company's and each subsidiary's properties and the conduct of their businesses as presently conducted, except for which the failure to own or possess could not reasonably be likely to result in a Material Adverse Effect. Except as set forth on Schedule 2.14 previously delivered to Parent, all such Licenses are
         -------------
in full force and effect and, since January 1, 1993, neither the Company nor any of its subsidiaries has received any written notice of any event, inquiry, investigation or proceeding threatening the validity of any such License. To the Company's knowledge, neither the Company nor any of its subsidiaries has infringed, or is now infringing, on any License or other right belonging to any other Person.

          2.15  Broker's or Finder's Fee.
                ------------------------
          Except for William Blair & Company, L.L.C. (whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any broker's, finder's or other similar fee from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby, based upon arrangements made by the Company.

          2.16  Environmental Laws and Regulations.
                ----------------------------------
Except as set forth on Schedule 2.16 previously delivered to Parent:
                       -------------
          (a) Neither the Company nor any of its subsidiaries has generated, used, treated or stored any Hazardous Materials (as hereinafter defined) on any Company Property (as hereinafter defined) and to the Company's knowledge, no Hazardous Materials have been generated, used, treated or stored on or released or disposed on any Company Property except in each case where the failure to be in compliance with Environmental Laws (as hereinafter defined) could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company and its subsidiaries are in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to any Company Property except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

          (c) There are no pending or, to the Company's knowledge, threatened Environmental Claims (as hereinafter defined) against the Company or its subsidiaries or any Company Property.

          (d) For purposes of this Section 2.16, the following definitions shall apply:

          "Company Property" means any real property and improvements owned, leased, used, operated or occupied by the Company and its subsidiaries.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law (and in each case as may have been amended) in effect as of the date of this Agreement, and any judicial or administrative interpretation thereof as of the date as of this Agreement, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. par. 6901 et seq.; the Resource
                                               -- ---
Conservation and Recovery Act, 42 U.S.C. par. 9601 et seq.; the Federal Water
                                                   -- ---
Pollution Control Act, 33 U.S.C. par. 1251 et seq.; the Toxic Substances
                                           -- ---
Control Act, 15 U.S.C. par. 2601 et seq.; the Clean Air Act, 42 U.S.C.
                                 -- ---
par. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. par. 300f
          -- ---
et seq.; the Oil Pollution Act of 1990, 33 U.S.C. par. 2701 et seq.;
- -- ---                                                      -- ---
and their state and local counterparts and equivalents.

          "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          2.17  Real Property; Leases.
                ---------------------
          Except as set forth on Schedule 2.17 previously delivered to Parent,
                                 -------------
neither the Company nor any of its subsidiaries owns any real property.
Schedule 2.17 also contains a list of all leases of real property to which the
- -------------
Company or any subsidiary is a party requiring an annual aggregate payment of at least $25,000. Except as otherwise set on Schedule 2.17, each such lease
                                              -------------
set forth on Schedule 2.17 is in full force and effect; all rents and
             -------------
additional rents due to date from the Company and its subsidiaries on each such lease have been paid; neither the Company nor any of its subsidiaries has received notice that it is in material default under any such lease; and except as set forth on Schedule 2.17, there exists, with respect to the
                       -------------
Company and its subsidiaries, and to the Company's knowledge with respect to any party other than the Company or its subsidiaries, no event, occurrence, condition or act (including the consummation of the Merger) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company or any of its subsidiaries under such lease, except for such defaults which could not reasonably be expected to result in a Material Adverse Effect.

          2.18  Material Contracts.
                ------------------
          Except as set forth on Schedule 2.17 and Schedule 2.18 previously
                                 -------------     -------------
delivered to Parent, neither the Company nor any of its subsidiaries has or is bound by:

          (a) any agreement, contract or commitment that involves the performance of services by it of an amount or value (as measured by the revenue derived therefrom during 1995) in excess of $2,000,000 annually, unless terminable by the Company on not more than 90 days notice,

          (b) any material agreement, contract or commitment not in the ordinary course of business,

          (c) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock,

          (d) any agreement, contract or commitment to be performed relating to capital expenditures in excess of $500,000,

          (e) any agreement, indenture or instrument relating to indebtedness for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business, intercompany indebtedness and leases for telephones, copy machines, facsimile machines and other office equipment),

          (f) any loan or advance to (other than advances to employees in the ordinary course of business in amounts of $25,000 or less to any individual and $100,000 in the aggregate or advances against future collections entered into in the ordinary course of business not in excess of $500,000 to any one client or $2,000,000 in the aggregate), or investment in (other than investments in subsidiaries), any Person, or any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits (except for bonus arrangements with employees entered into in the ordinary course of business consistent with past practice),

          (g) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than in the ordinary course of business and other than with respect to any indebtedness or obligation of the Company or any subsidiary),

          (h) any management service, consulting or any other similar type of contract (other than contingent fee agreements with collection attorneys), involving payments of more than $60,000 annually, unless terminable by the Company on not more than 90 days notice,

          (i) any agreement, contract or commitment limiting the ability of the Company or any of its subsidiaries to engage in any line of business or to compete with any Person,

          (j) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its subsidiaries other than in the ordinary course of business, or

          (k) any material amendment, modification or supplement in respect of any of the foregoing.

          Except as otherwise set forth on Schedule 2.18, each contract or
                                           -------------
agreement set forth on Schedule 2.18 is in full force and effect and there
                       -------------
exists no default or event of default or event, occurrence, condition or act (including the consummation of the Merger) on the part of the Company or any subsidiary or, to the knowledge of the Company, on the part of any other Person which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except for such default or event of default which could not reasonably be likely to result in a Material Adverse Effect.

          2.19  Employment Relations.
                --------------------
          Except as set forth on Schedule 2.19 previously delivered to Parent
                                 -------------
and except for any violations or breaches which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) The Company and each of its subsidiaries is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

          (b) no unfair labor practice complaint against the Company or any of its subsidiaries is pending before the National Labor Relations Board;

          (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its subsidiaries;

          (d) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Company or any of its subsidiaries; and

          (e) no claim in respect of the employment of any employee has been asserted or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries.

          2.20  Customers Relations.
                -------------------
          None of the top twenty customers of the Company (based on the Company's 1995 consolidated revenues) has notified the Company or any of its subsidiaries that it intends to either (i) terminate or modify in a manner adverse to the Company or any of its subsidiaries its contractual arrangements with the Company or any of its subsidiaries or (ii) substantially curtail the amount of business it currently does with the Company or any of its subsidiaries.

          2.21  Voting Requirements.
                -------------------
          The affirmative vote of the holders of a majority of all the shares of Common Stock entitled to be cast approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

Sections 180.1130-1133 of the WBCL are inapplicable to the transactions contemplated by this Agreement. This representation is made in reliance upon, and assumes the accuracy of, the Parent's and Purchaser's representation made in Section 3.05 of this Agreement.

          2.22  Opinion of Financial Advisor.
                ----------------------------
          The Company has received the opinion of William Blair & Company, L.L.C., to the effect that, as of the date of this Agreement, the considera-tion to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

          2.23  State Anti-Takeover Statutes.
                ----------------------------
          The Company has taken all necessary action to render Sections 180.1140-1145 and Section 180.1150 of the WBCL inapplicable to the transactions contemplated by this Agreement.


                            ARTICLE III

              REPRESENTATIONS OF PARENT AND PURCHASER

          3.  Representations and Warranties of Parent and Purchaser.
              ------------------------------------------------------
          Each of Parent and Purchaser represents and warrants to the Company as follows:

          3.01  Due Organization; Good Standing and Corporate Power.
                ---------------------------------------------------
          Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.02  Authorization and Validity of Agreement.
                ---------------------------------------
          Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Purchaser, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of Parent and Purchaser and, to the extent legally required, by their respective stockholders. No other corporate action on the part of either of Parent or Purchaser is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that such enforcement may be limited by applicable bank-ruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

          3.03  Consents and Approvals; No Violations.
                -------------------------------------
          Assuming (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired, (ii) filings required to be made with the Commission in connection or in compliance with the Exchange Act and the rules and regulations of the Commission are made,
(iii) the filing of the Articles of Merger as required by the WBCL, the filing of the Certificate of Merger as required by the DGCL and the filing of other appropriate merger documents, if any, is made and (iv) the valid authorization, execution and delivery of this Agreement by the Company, the execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation or By-Laws of Parent or Purchaser; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or Purchaser or by which either of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Parent or Purchaser is a party, or by which they or their respective properties or assets may be bound, except for in the case of clauses (3) and (4) above, such filing, permit, consent, approval or violation which would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          3.04  Broker's or Finder's Fee.
                ------------------------

          No agent, broker, Person or firm acting on behalf of Parent or Purchaser is, or will be, entitled to any fee, commission or broker's or finder's fees from the Company or any stockholder of the Company in connection with this Agreement or any of the transactions contemplated hereby.

          3.05  Ownership of Company's Common Stock.
                -----------------------------------
          Neither Parent nor Purchaser is a "significant shareholder", as defined in Section 180.1130 of the WBCL, of the Company and neither Parent nor Purchaser is an affiliate, as defined in Section 180.0103 of the WBCL, of a significant shareholder of the Company.

                            ARTICLE IV

                TRANSACTIONS PRIOR TO CLOSING DATE

          4.01  Access to Information Concerning Properties and Records.
                -------------------------------------------------------
          During the period commencing on the date hereof and ending on the Closing Date, the Company shall, and shall cause each of its subsidiaries to, upon reasonable notice, afford Parent and Purchaser, and their respective counsel, accountants, consultants and other authorized representatives, full access during normal business hours to the employees, properties, books and records of the Company and its subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its subsidiaries; provided that such investigations shall be conducted so as to minimize disturbances to the operation of the Company's business. The Company shall furnish reasonably promptly to Parent and Purchaser (a) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its or its subsidiaries' business, properties and personnel as Parent and Purchaser may reasonably request. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent or Purchaser shall from time to time reasonably request.

          4.02  Confidentiality.
                ---------------
          Information obtained by Parent and Purchaser pursuant to Section
4.01 hereof shall be subject to the provisions of the Confidentiality Agreement between the Company and Account Portfolios, Inc. dated November 9, 1995 (the "Confidentiality Agreement"), to which Parent made itself subject pursuant to a letter agreement dated May 3, 1996.

          4.03  Conduct of the Business of the Company.
                --------------------------------------
          During the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each of its subsidiaries to, conduct its operations only according to its ordinary and usual course of business; use its reasonable efforts to (i) preserve intact its business organizations,
(ii) keep available the services of its officers and employees and (iii) maintain satisfactory relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved in writing by Parent or as is otherwise permitted or required by this Agreement, the Company shall, and shall cause each of its subsidiaries to:

          (a) maintain its Articles of Incorporation, by-laws and other organizational documents, as applicable, in its form on the date of this Agreement,

          (b) other than in the ordinary course of business consistent with past practice, refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee,

          (c) refrain from the adopting or, other than in the ordinary course of business consistent with past practice, increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees except as required by law,

          (d) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business,

          (e) refrain from increasing its indebtedness for borrowed money except current borrowings in the ordinary course,

          (f) refrain from cancelling or waiving any claim or right of substantial value which individually or in the aggregate is material,

          (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock,

          (h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles,

          (i) refrain from issuing or selling any shares of capital stock or any other securities except pursuant to outstanding options, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure,

          (j) refrain from selling, leasing or otherwise disposing of any material asset or property other than sales in the ordinary course of business consistent with past practice,

          (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business,

          (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice,

          (m) refrain from purchasing or otherwise acquiring portfolios of loans, notes, accounts receivable, mortgages or other indebtedness, for a purchase price in excess of $500,000 for any such portfolio, and

          (n)  refrain from agreeing in writing to do any of the foregoing.

          4.04  Proxy Statement.
                ---------------
          As promptly as practicable, the Company will prepare and file a preliminary Proxy Statement with the Commission and will use its reasonable best efforts to respond to the comments of the Commission in connection therewith and to furnish all information required to prepare the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). The Company will cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company will not use any proxy material in connection with the meeting of its stockholders without Parent's prior approval, which shall not be unreasonably withheld.

          4.05  Stockholder Approval.
                --------------------
          The Company, acting through its Board of Directors, shall, in accordance with applicable law, call a special meeting of the holders of Com-mon Stock for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement and the Merger shall be submitted at such special meeting. The Company shall use its reasonable efforts to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to secure the vote of stockholders required by applicable law to obtain the approval for this Agreement. Subject to Section 4.07 of this Agreement, the Company agrees that it will include in the Proxy Statement the recommendation of its Board of Directors that holders of Common Stock approve and adopt this Agreement and approve the Merger.

          4.06  Reasonable Best Efforts.
                -----------------------
          Each of the Company, Parent and Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger.

          4.07  No Solicitation of Other Offers.
                -------------------------------
          (a) Neither the Company nor any of its subsidiaries shall, directly or indirectly, take (and the Company shall not authorize or permit its or its subsidiaries' officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or affiliates, to so take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or, furnish any information to, any Person (other than the Company, Parent or Purchaser) in connection with, or take any other action to facilitate any inquiries or the making of any proposal (including without limitation by taking any action that would make
Section 180.1141 of the WBCL inapplicable to an Acquisition Proposal) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that the Company may participate in discussions
          --------  -------
or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of the Company reasonably believes will result in a Superior Proposal if the Board of Directors determines, in its good faith judgment (and has been advised by independent legal counsel), that failing to take such action would constitute a breach of its fiduciary obligations under applicable law. In addition, neither the Board of Directors of the Company nor the Special Committee shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent the approval and recommendation of the Merger and this Agreement or approve or recommend, or propose to approve or recommend, any Acquisition Proposal; provided that the Board of Directors of the Company and the Special Committee may recommend to its shareholders an Acquisition Proposal and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger if
(i) the Board of Directors of the Company and the Special Committee have determined that such Acquisition Proposal is a Superior Proposal, (ii) all the conditions to the Company's right to terminate this Agreement in accordance with Section 7.01(d) have been satisfied (including the payment of the amounts required by Section 8.01) and (iii) this Agreement is terminated in accordance with Section 7.01(d). Any actions permitted under, and taken in compliance with, this Section 4.07 shall not be deemed a breach of any covenant or agreement of such party contained in this Agreement.

          "Acquisition Proposal" shall mean any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving the Company or any of its subsidiaries. "Superior Proposal" shall mean a bona fide proposal made by a third party to acquire not less than 80% of the outstanding shares of the Company pursuant to a tender offer, a merger or a sale of all or substantially all of the assets of the Company on terms which a majority of the members of the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the transactions contemplated hereby.

          (b) In addition to the obligations of the Company set forth in paragraph (a), on the date of receipt thereof the Company shall advise Parent of any request for information or of any Acquisition Proposal, or any proposal with respect to any Acquisition Proposal, the material terms and conditions of such request or takeover proposal, and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed in all material respects of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry and keep Parent fully informed in all material respects as to the details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, takeover proposal or inquiry.

          (c) Immediately following the Closing, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such person by or on behalf of the Company.

          4.08  Notification of Certain Matters.
                -------------------------------
          The Company shall give prompt notice to Parent of: (i) the occurrence, or non-occurrence, of any event known to the Company, the occurrence, or non-occurrence, of which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of the Company to comply with or satisfy any covenants, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any material contract to which the Company or any of its subsidiaries is a party or is subject, and (iv) the occurrence of any event known to the Company which has resulted in or could reasonably be expected to result in a Material Adverse Effect. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          4.09  HSR Act.
                -------
          The Company and Parent shall, as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

          4.10  Directors' and Officers' Insurance; Indemnification.
               ----------------------------------------------------
           a) The Articles of Incorporation and the by-laws of the Surviving Corporation (or Purchaser if this Agreement shall be amended to provide that Purchaser is the Surviving Corporation) shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) For three years from the Effective Time, the Surviving Corporation shall either (x) maintain in effect the Company's current directors' and officers' liability insurance policy covering those persons who are currently covered on the date of this Agreement by such policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties");
                                                     --------------------
provided, however, that in no event shall the Surviving Corporation be
- -------   -------
required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance which the Company represents to be $44,500 for the twelve month period ended November 25, 1996 (the "Current Premium"); and provided further, that if the annual premiums of
                             ----------------
such insurance coverage exceed 150% of the Current Premium, the Surviving Corporation may, at its option, terminate the existing policy and obtain a policy with the greatest coverage available for a cost not exceeding 150% of the Current Premium and containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided further, that the Surviving Corporation may
                ----------------
substitute for such Company policy, a policy with at least the same coverage containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) cause Parent's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy, but only if Parent's policy provides at least the same coverage containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.


                             ARTICLE V

                      CONDITIONS PRECEDENT TO
                    OBLIGATIONS OF THE COMPANY

          5.  Conditions Precedent to Obligations of the Company.
              --------------------------------------------------
          The obligations of the Company to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

          5.01  Truth of Representations and Warranties.
                ---------------------------------------
          The representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          5.02  Performance of Agreements.
                -------------------------
          All of the agreements of Parent and Purchaser to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

          5.03  Approval of Company's Stockholders.
                ----------------------------------
          This Agreement and the Merger shall have been approved and adopted by the holders of the outstanding Common Stock in accordance with the requirements of the WBCL.

          5.04  HSR Act.
                -------
          Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          5.05  Injunction.
                ----------
          No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the other transactions contemplated by this Agreement and which is in effect at the Effective Time; provided, however, that, in the case of a decree, injunction
                --------  -------
or other order, each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          5.06  Statutes.
                --------
          No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the consummation of the Merger illegal.

          5.07  Financing.
                ---------
          Parent shall have received financing necessary to enable it and Purchaser to consummate the transactions contemplated by this Agreement in accordance with the terms contained in the "highly confident" letters dated August 12, 1996 to Parent from Goldman, Sachs & Co. and Chase Securities Inc. and the commitment letter dated August 7, 1996 to Parent from Pearl Street L.P., The Chase Manhattan Bank and Chase Securities Inc.

          5.08  Third Party Consents; Governmental Approvals.
                --------------------------------------------
          All consents, approvals or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable Company to consummate the transactions contemplated hereby shall have been obtained.

          5.09  Certificates.
                ------------
          The Company shall have received a certificate of Parent executed on its behalf by an executive officer of Parent to the effect that the conditions set forth in Sections 5.01, 5.02 and 5.07 hereof have been satisfied.


                            ARTICLE VI

                      CONDITIONS PRECEDENT TO
                OBLIGATIONS OF PARENT AND PURCHASER

          6.  Conditions Precedent to Obligations of Parent and Purchaser.
              -----------------------------------------------------------
The obligations of Parent and Purchaser to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

          6.01  Truth of Representations and Warranties.
                ---------------------------------------
          The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representations and warranties to be true and correct shall not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          6.02  Performance of Agreements.
                -------------------------
          All of the agreements of the Company to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

          6.03  No Material Adverse Effect.
                --------------------------
          Prior to the Closing there shall have been no Material Adverse
Effect.

          6.04  Approval of Company's Stockholders.
                ----------------------------------

          This Agreement and the Merger shall have been approved and adopted by the holders of the outstanding Common Stock in accordance with the requirements of the WBCL.

          6.05  HSR Act.
                -------
          Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          6.06  Injunction.
                ----------
          No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the other transactions contemplated by this Agreement and which is in effect at the Effective Time; provided, however, that, in the case of a decree, injunction
                --------  -------
or other order, each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          6.07  Statutes.
                --------
          No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the consummation of the Merger illegal.

          6.08  Financing.
                ---------
          Parent shall have received financing necessary to enable it and Purchaser to consummate the transactions contemplated by this Agreement in accordance with the terms contained in the "highly confident" letters dated August 12, 1996 to Parent from Goldman, Sachs & Co. and Chase Securities Inc. and the commitment letter dated August 7, 1996 to Parent from Pearl Street L.P., The Chase Manhattan Bank and Chase Securities Inc.

          6.09  Third Party Consents; Governmental Approvals.
                --------------------------------------------
          All consents, approvals or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable Parent and Purchaser to consummate the transactions contemplated hereby shall have been obtained.

          6.10  Certificates.
                ------------
          Parent and Purchaser shall have received a certificate of the Company executed on its behalf by an executive officer of the Company to the effect that the conditions set forth in Sections 6.01 and 6.02 hereof have been satisfied.

          6.11  Amendment of Stock Plans and Consents to Cancellation of
                --------------------------------------------------------
                Options.
                -------
          The Board of Directors of the Company shall have amended the Stock Plans in accordance with Section 1.06 hereof, and the Company shall, as provided in such Section, have obtained all necessary consents to ensure that, upon the Effective Time, the holders of Options shall surrender the same in cancellation and settlement thereof for a cash consideration equal to the Cash Payment, less the exercise price of such related Options. After the Effective Time, the Surviving Corporation shall have no obligation to issue, transfer or sell any shares of common stock of the Surviving Corporation pursuant to any Employee Benefit Plan.


                            ARTICLE VII

                    TERMINATION AND ABANDONMENT

          7.01  Termination.
                -----------
          This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

          (a)  by mutual written consent of the Company and Parent;

          (b) by either Parent, on the one hand, or the Company, on the other hand, if any governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by either Parent, on the one hand, or the Company, on the other hand, if the Merger shall not have been consummated by February 12, 1997, or by the Company if the Merger shall not have been consummated within 60 days after approval of this Agreement and the Merger by the Company's stockholders, unless the Merger shall not have been consummated because of an intentional or willful material breach of any representation or warranty on the part of the Company set forth in this Agreement or because of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement which the Company has failed to cure within ten days after written notice thereof by Parent to the Company;

          (d) by either Parent, on the one hand, or the Company, on the other hand, if the Board of Directors of the Company and if required the Special Committee, determines in its good faith judgment that an Acquisition Proposal will result in a Superior Proposal and the Board determines in its good faith judgment (and has been advised by independent legal counsel) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary obligations under applicable law; provided, however the Company may not terminate this Agreement pursuant to this Section 7.01(d) unless (i) the Company has given reasonably prompt written notice to Parent of the receipt of such Acquisition Proposal and following such notification by the Company of Parent of receipt of such Acquisition Proposal the Company keeps Parent reasonably informed of the terms and conditions of such Acquisition Proposal (and any modification thereto), and the identity of the Person making such Proposal, (ii) prior to or simultaneously with such termination the Company has paid the $4,800,000 amount set forth in Section 8.01 by wire transfer in same day funds to the account identified in Schedule 7.01(d) previously delivered to the Company and
                      ----------------
(iii) prior to or simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

          (e) by Parent if (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which would reasonably be expected to have a Material Adverse Effect, (ii) there shall have been a material breach of any covenant or agreement on the part of the Company contained in this Agreement and the Company has failed to cure such breach within ten days after written notice thereof from Parent, or (iii) the Board of Directors of the Company or the Special Committee shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger and shall not have reinstated such approval or recommendation within three business days thereof or the Company shall have entered into a definitive acquisition, merger or similar agreement to effect a Superior Proposal; or

          (f) by the Company if (i) any of the representations and warranties of Parent or Purchaser contained in this Agreement were untrue or incorrect in any material respect when made or have since become, and at the time of termination remain, incorrect in any material respect, or (ii) Parent or Purchaser shall have breached or failed to comply in any material respect with any of their respective obligations under this Agreement.

          7.02  Effect of Termination.
                ---------------------
          In the event of the termination of this Agreement pursuant to
Section 7.01 hereof by Parent, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Purchaser or the Company, except that Sections 4.02, 8.01 and this Section 7.02 hereof shall survive any termination of this Agreement.


                           ARTICLE VIII

                           MISCELLANEOUS

          8.01  Fees and Expenses.
                -----------------
          (a) Except as provided in paragraphs (b) or (c) below, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (b) (i) If this Agreement is terminated (A) by the Company pursuant to Section 7.01(c) under circumstances where the conditions to the Company's obligations set forth in Sections 5.01, 5.02 and 5.04 through 5.08, inclusive, have been satisfied and prior to such termination, the Company shall have notified its stockholders that a third party has made a Superior Proposal or a third party shall have publicly announced a proposal which may represent a Superior Proposal, or (B) by Parent pursuant to Section 7.01(e)(i) or (ii) as a result of an intentional or willful breach, and within twelve months after such termination, the Company enters into an agreement with respect to any merger or any other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company or any of its subsidiaries (a "Third Party Acquisition"), or a Third Party Acquisition occurs, involving any party (or any affiliate or associate thereof) (x) with whom the Company (or its agents) during the term of this Agreement had any discussions with respect to a Third Party Acquisition, (y) to whom the Company (or its agents) during the term of this Agreement furnished information with respect to or with a view toward a Third Party Acquisition, or (z) who during the term of this Agreement had submitted a proposal or expressed any interest publicly or to the Company in a Third Party Acquisition, which Third Party Acquisition contemplates a direct or indirect consideration for shares of Common Stock in excess of the Merger Consideration, in the case of each of clauses (x), (y) and (z) prior to such termination or (ii) if this Agreement is terminated (A) by the Company in accordance with Section 7.01(d), or (B) by

Parent pursuant to Section 7.01(e)(iii), then the Company shall pay to Parent in same day funds, within two business days following such termination (except as required to be earlier paid in accordance with Section 7.01(d)) an amount (reduced by any amount or reimbursement paid pursuant to Section 8.01(c)) equal to $4,800,000 plus, within two business days of being furnished with appropriate documentation, reimbursement for the out-of-pocket fees and expenses reasonably incurred by Parent in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate).

          (c) If Parent terminates this Agreement pursuant to Section 7.01(e)(i) or (ii) as a result of an intentional or willful breach, then the Company shall pay to Parent in same day funds, within two business days following such termination $1,000,000, plus, within two business days of being furnished with appropriate documentation, reimbursement for the out-of-pocket fees and expenses reasonably incurred by Parent in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate).

          8.02  Representations and Warranties.
                ------------------------------
          The respective representations and warranties of the Company, on the one hand, and Parent and Purchaser, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished as of the Effective Time and thereafter none of the Company, Parent or Purchaser or their respective officers, directors, employees and agents shall be under any liability whatsoever with respect to any such representation or warranty.

          8.03  Extension; Waiver.
                -----------------
          At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Board of Directors of the Company and the Special Committee and the Board of Directors of Parent or Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          8.04  Public Announcements.
                --------------------
          The Company, on the one hand, and Parent and Purchaser, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the trans-actions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement, unless such party has been advised by counsel that such release or statement is required by applicable law.

          8.05  Notices.
                -------
          All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

     (a)  if to the Company, to it at:

          Payco American Corporation
          180 North Executive Drive
          Brookfield, Wisconsin  53005

          Attention:  Dennis G. Punches

          with a copy to:

          Hecht & Lentz
          333 Bridge, N.W., Suite 330
          Grand Rapids, Michigan  49504

          Attention:  David M. Hecht, Esq.

     (b)  if to Parent, to it at:

          OSI Holdings Corp.
          300 Galleria Parkway, Suite 690
          Atlanta, Georgia  30339

          Attention:  David B. Kreiss

          with a copy to:

          McCown De Leeuw & Co.
          101 East 52nd Street
          31st Floor
          New York, New York  10022

          Attention:  David E. King

          with a further copy to:

          White & Case
          1155 Avenue of the Americas
          New York, New York  10036

          Attention:  Frank L. Schiff, Esq.

     (c)  if to Purchaser, to it at:

          c/o OSI Holdings Corp.
          300 Galleria Parkway, Suite 690
          Atlanta, Georgia  30339

          Attention:  David B. Kreiss

          with a copy to:

          McCown De Leeuw & Co.
          101 East 52nd Street
          31st Floor
          New York, New York  10022

          Attention:  David E. King

          with a further copy to:

          White & Case
          1155 Avenue of the Americas
          New York, New York  10036

          Attention:  Frank L. Schiff, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All notices, requests, demands, waivers and communications shall be deemed received as follows; (i) if sent by prepaid registered or certified mail, return receipt requested, on the earlier of the date shown on the receipt or three (3) days after being deposited with the U.S. Postal Service; (ii) if placed for delivery with a recognized overnight courier service, on the regularly scheduled date for delivery established by such courier service; (iii) if delivered by hand, when delivered.

          8.06  Entire Agreement.
                ----------------
          This Agreement, the schedules previously delivered to Parent and the Company, the Confidentiality Agreement and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          8.07  Binding Effect; Benefit; Assignment.
                -----------------------------------
          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.08  Amendment and Modification.
                --------------------------
          Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the Board of Directors of the Company and the Special Committee and the Board of Directors of Parent and Purchaser or by the respective officers authorized by them; provided, however, that after any such
                                        --------  -------
stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

          8.09  Further Actions.
                ---------------
          Each of the parties hereto agrees that, subject to the provisions of this Agreement and to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

          8.10  Headings.
                --------
          The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          8.11  Counterparts.
                ------------
          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          8.12  Applicable Law.
                --------------
          This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to the conflict of laws rules thereof.

          8.13  Severability.
                ------------
          If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.14  Certain Definitions .
                --------------------
          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof. "Knowledge of the Company", "known to the Company" or words of similar import mean the actual knowledge of any executive officer or director of the Company. "Notice to the Company", "notice received by the Company" or words of similar import shall mean written notice received by any executive officer or director of the Company.

          IN WITNESS WHEREOF, each of Parent, Purchaser and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.


                              OSI HOLDINGS CORP.


                              By: DAVID E. KING
                                 --------------------------
                                Name:  David E. King
                              Title: Secretary and
                                     Treasurer


                              BOXER ACQUISITION CORP.


                              By: DAVID E. KING
                                  --------------------------
                                 Name: David E. King
                                 Title: President


                              PAYCO AMERICAN CORPORATION


                              By:  DENNIS G. PUNCHES
                                ---------------------------
                                Name: Dennis G. Punches
                                Title: Chairman